Exhibit 99.1

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL (PRINTED ON YELLOW PAPER) SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. THIS LETTER OF TRANSMITTAL IS FOR USE IN ACCEPTING THE OFFER BY GOLD ROYALTY CORP. TO PURCHASE ALL OF THE ISSUED AND OUTSTANDING COMMON SHARES OF ELEMENTAL ROYALTIES CORP., TOGETHER WITH THE ASSOCIATED RIGHTS ISSUED AND OUTSTANDING UNDER THE SHAREHOLDER RIGHTS PLAN OF ELEMENTAL ROYALTIES CORP. (INCLUDING ANY COMMON SHARES THAT MAY BECOME ISSUED AND OUTSTANDING AFTER THE DATE OF THE OFFER BUT PRIOR TO THE EXPIRY TIME (AS DEFINED HEREIN)).

LETTER OF TRANSMITTAL

for the deposit of Common Shares (together with associated rights issued under the shareholder rights plan (“SRP Rights”) of

ELEMENTAL ROYALTIES CORP.

pursuant to the Offer dated January 11, 2022 made by

GOLD ROYALTY CORP.

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 P.M. (TORONTO TIME) ON APRIL 27, 2022 (THE “EXPIRY TIME”), UNLESS THE OFFER IS ABRIDGED, EXTENDED OR WITHDRAWN.

USE THIS LETTER OF TRANSMITTAL IF:

1.	YOU WISH TO ACCEPT THE OFFER AND ARE DEPOSITING CERTIFICATE(S) OR DRS (DIRECT REGISTRATION SYSTEM) ADVICES REPRESENTING ELEMENTAL SHARES; OR

2.	YOU PREVIOUSLY DELIVERED A NOTICE OF GUARANTEED DELIVERY.

NON-REGISTERED SHAREHOLDERS WHO ACCEPT THE OFFER THROUGH A BOOK-ENTRY TRANSFER WITH CDS OR DTC WILL BE DEEMED TO HAVE COMPLETED AND SUBMITTED A LETTER OF TRANSMITTAL AND BE BOUND BY THE TERMS HEREOF.

This letter of transmittal (the “Letter of Transmittal”), properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, represents common shares (the “Elemental Shares”) of Elemental Royalties Corp. (“Elemental”) deposited under the offer (the “Offer”) made by Gold Royalty Corp. (the “Offeror” or “Gold Royalty”) pursuant to the offer to purchase dated January 11, 2022 (the “Offer to Purchase”), on the terms and subject to the conditions set forth in the Offer to Purchase, all of the issued and outstanding Elemental Shares (together with associated SRP Rights), which includes Elemental Shares that may become issued and outstanding after the date of the Offer but before the Expiry Time upon the exercise, exchange or conversion of options or any other rights to acquire Elemental Shares (“Convertible Securities”).

This Letter of Transmittal, properly completed and duly executed in accordance with the instructions set out herein, together with all other required documents, must be received by the Depositary, Laurel Hill Advisory Group (the “Depositary”) at its office specified on the back page of this Letter of Transmittal, at or prior to the Expiry Time.

Beneficial holders of Elemental Shares (each a “Shareholder” and, collectively, the “Shareholders”) may also accept the Offer by following the procedures for book-entry transfer as set out in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer” and Instruction 1 herein, “Use of Letter of Transmittal”. A Shareholder accepting the Offer by following the procedures for book-entry transfer does not need to use this Letter of Transmittal. Shareholders, through their respective CDS participants, who utilize CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary’s account with CDS shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms hereof. Shareholders may also accept the Offer by following the procedures for book-entry transfer established by DTC. However, although delivery of Elemental Shares may be effected through book-entry transfer at DTC, an Agent’s Message in respect thereof, must, in any case, be received by the Depositary. Accordingly, where Elemental Shares are deposited by book-entry transfer without delivery of an executed Letter of Transmittal, unless the context otherwise requires, references herein to the “undersigned” are to the person on whose behalf that book-entry transfer is made (notwithstanding that such person has not executed this Letter of Transmittal).

If a Shareholder wishes to accept the Offer and deposit Elemental Shares, together with the associated SRP Rights, under the Offer and (i) the Certificate(s) representing such Elemental Shares, is not immediately available, (ii) the Shareholder cannot complete the procedure for book-entry transfer of such Elemental Shares, together with associated SRP Rights, on a timely basis, or (iii) the Certificate(s) or DRS Advice(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, those Elemental Shares, together with associated SRP Rights, may nevertheless be deposited under the Offer by using the accompanying Notice of Guaranteed Delivery (printed on PINK paper) or a manually executed facsimile thereof, provided that all of the conditions set out in Section 3 of the Offer to Purchase, “Manner of Acceptance – Procedure for Guaranteed Delivery” are met. See Instruction 2 herein, “Procedure for Guaranteed Delivery”.

The terms and conditions of the Offer contained in the Offer to Purchase are incorporated by reference in this Letter of Transmittal. Capitalized terms used but not defined herein which are defined in the Offer to Purchase and take-over bid circular (the “Circular”) accompanying the Offer to Purchase (collectively, the “Offer to Purchase and Circular”) have the respective meanings ascribed thereto in the Offer to Purchase and Circular. The Offer to Purchase and Circular contains important information and Shareholders are urged to read the Offer to Purchase and Circular in its entirety. The Offer to Purchase and Circular is being filed with the securities regulatory authorities in Canada and should be made available by such authorities through the internet at www.sedar.com and is being furnished to the Securities and Exchange Commission and will be available through the internet at www.sec.gov.

Under the Offer, each Shareholder is entitled to receive 0.27 of a common share, without par value, in the capital of Gold Royalty (each whole common share, a “Gold Royalty Share”) in respect of each Elemental Share (the “Offer Consideration”).

No fractional Gold Royalty Shares will be issued under the Offer. Where the aggregate number of Gold Royalty Shares to be issued to a Shareholder would result in a fraction of a Gold Royalty Share being issuable, the number of Gold Royalty Shares to be received by such Shareholder will be rounded down to the nearest whole number.

Laurel Hill Advisory Group, as the Depositary and Information Agent (the “Information Agent and Depositary”) whose address and telephone numbers are located on the back page of this Letter of Transmittal, or your broker or other financial advisor can assist you in completing this Letter of Transmittal. Shareholders whose Elemental Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Elemental Shares, together with the associated SRP Rights, under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

The Offer is made only for Elemental Shares, together with the associated SRP Rights, and is not made for any Convertible Securities. Any holder of Convertible Securities who wishes to accept the Offer should, subject to and to the extent permitted by the terms of such Convertible Security and subject to applicable Laws, exercise, exchange or convert the Convertible Securities in order to acquire Elemental Shares and then deposit those Elemental Shares on a timely basis in accordance with the terms of the Offer. Any such exercise, exchange or conversion must be completed sufficiently in advance of the Expiry Time to ensure that the holder of such Convertible Securities will have received share Certificates or a DRS Advice representing the Elemental Shares issuable upon such exercise, exchange or conversion in time for deposit prior to the Expiry Time, or in sufficient time to comply with the procedures referred to in Section 3 of the Offer to Purchase, “Manner of Acceptance — Procedure for Guaranteed Delivery”.

The undersigned acknowledges that the Offeror and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable to any Shareholder and from all dividends or other distributions otherwise payable to any Shareholder such amounts as the Offeror or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of any applicable federal, provincial, state, local or foreign tax law or treaty, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Shareholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. The undersigned acknowledges that it has consulted or has had the opportunity to consult its own tax advisor with respect to the potential income tax consequences to it of the Offer.

COMPLETION OF THE OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS. NO PAYMENT OF ANY OFFER CONSIDERATION WILL BE MADE PRIOR TO THE EXPIRY TIME.

YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE BACK PAGE HEREOF WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITORY.

IF YOU ARE A U.S. SHAREHOLDER (AS DEFINED IN BLOCK E BELOW), YOU MUST ALSO COMPLETE THE ENCLOSED IRS FORM W-9 OR IRS FORM W-8, WHICHEVER IS APPLICABLE (SEE INSTRUCTION 9, “IMPORTANT TAX INFORMATION FOR U.S. SHAREHOLDERS”).

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The Offeror has filed with the SEC a Registration Statement on Form F–4 (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended, (together with the rules and regulations promulgated thereunder, the “U.S. Securities Act”), which contains a prospectus relating to the Offer. SHAREHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ SUCH DOCUMENTS, ALL DOCUMENTS INCORPORATED BY REFERENCE INCLUDED HEREIN, INCLUDING THE ATTACHED SCHEDULES, ALL OTHER APPLICABLE DOCUMENTS WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO ANY SUCH DOCUMENTS, BECAUSE EACH CONTAINS OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE OFFEROR, ELEMENTAL AND THE OFFER. Materials filed with the United States Securities and Exchange Commission (the “SEC”) are available electronically without charge at the SEC’s website, www.sec.gov. All such materials may also be obtained without charge at the Offeror’s website, www.goldroyalty.com or by directing a written or oral request to the Information Agent and Depositary for the Offer, Laurel Hill Advisory Group, at 1-877-452-7184 toll free in North America, 1-416-304-0211 outside North America, or by e-mail at assistance@laurelhill.com, or to Chief Financial Officer of the Offeror at 1830-1030 West Georgia Street, Vancouver, British Columbia, telephone 604-396-3066.

The enforcement by Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that each of the Offeror and Elemental is formed under the laws of a non-U.S. jurisdiction, that some or all of their respective officers and directors may reside outside of the United States, that some or all of the experts named herein may reside outside of the United States and that all or a substantial portion of the assets of the Offeror, Elemental and such other persons may be located outside the United States. Shareholders resident in the United States (“U.S. Shareholders”) may not be able to sue the Offeror, Elemental or their respective officers or directors in a non-U.S. court for violation of United States federal securities laws. It may be difficult to compel such parties to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment obtained from a court of the United States.

THE OFFER CONSIDERATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER SECURITIES REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY OTHER SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER TO PURCHASE AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offer is being made for the securities of a Canadian company that does not have securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “U.S. Exchange Act”). Accordingly, the Offer is not subject to Section 14(d) of the U.S. Exchange Act, or Regulation 14D promulgated by the SEC thereunder, except for any requirements thereunder applicable to exchange offers commenced before the effectiveness of the related registration statement. The Offer is being conducted in accordance with Section 14(e) of the U.S. Exchange Act and Regulation 14E as applicable to tender offers conducted under the Tier II “cross-border tender offer rules” adopted by the SEC. The Offer is made in the United States with respect to a Canadian foreign private issuer, also in accordance with Canadian provincial and federal corporate and take-over bid rules. Shareholders resident in the United States (“U.S. Shareholders”) should be aware that such requirements are different from those of the United States applicable to prospectuses and circulars for tender offers of United States domestic issuers registered under the U.S. Securities Act.

In accordance with applicable law, rules and regulations of the United States, Canada or its provinces or territories, including Rule 14e-5 under the U.S. Exchange Act, the Offeror or its affiliates and any advisor, broker or other person acting as agent for, or on behalf of, or in concert with the Offeror or its affiliates, directly or indirectly, may bid for, make purchases of or make arrangements to purchase Elemental Shares or certain related securities outside the Offer, including purchases in the open market at prevailing prices or in private transactions at negotiated prices. Such bids, purchases or arrangements to purchase cannot be made in the United States but may be made during the period of the Offer and through the expiration of the Offer. Any such purchases must comply with applicable Canadian laws, rules and regulations. To the extent information about such purchases or arrangements to purchase is made public in Canada, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. Shareholders of such information.

U.S. Shareholders should be aware that the disposition of their Elemental Shares and the acquisition of Gold Royalty Shares by them as described herein may have tax consequences both in the United States and in Canada. Shareholders should be aware that owning Gold Royalty Shares may subject them to tax consequences both in the United States and in Canada. Such consequences for Shareholders who are resident in, or citizens of the United States, may not be described fully herein and such Shareholders are encouraged to consult their tax advisors. See Section 23 of the Offer to Purchase and Circular, “Certain Canadian Federal Income Tax Considerations” and Section 24 of the Offer to Purchase and Circular, “Certain United States Federal Income Tax Considerations”.

Please read carefully the Instructions set forth below before completing this Letter of Transmittal.

TO:	Gold Royalty Corp.

AND TO:	Laurel Hill Advisory Group, as Depositary

Upon the terms (including the right of withdrawal) and subject to the conditions of the Offer as set out in the Offer to Purchase and Circular and in this Letter of Transmittal, the undersigned hereby irrevocably accepts the Offer and deposits under the Offer the Deposited Shares and, effective immediately following the time when the Offeror takes up Elemental Shares under the Offer, irrevocably sells, assigns and transfers to the Offeror all of the right, title and interest of the undersigned in and to the Deposited Shares and any Distributions. The term “Deposited Shares” refers to the Elemental Shares identified below as being deposited under the Offer and all other rights and benefits arising from such Elemental Shares including, without limitation, any and all Distributions, and the term “Distributions” refers to any and all dividends, distributions, payments, securities, property or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them on and after the date of the Offer, including, without limitation, any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests for which such Deposited Shares may be exercised, exchanged or converted.

FOR SHAREHOLDERS WHOSE ELEMENTAL SHARES ARE REPRESENTED BY DRS ADVICE(S) ONLY: In order for Shareholders whose Elemental Shares are represented by DRS Advice(s) only to receive the Offer Consideration, such Shareholders are required to deposit with the Depositary this Letter of Transmittal, properly completed and duly executed, together with all other required documents, in respect of Elemental Shares deposited for payment under the Offer. It is not necessary to first obtain a share Certificate for the Elemental Shares, however a DRS Advice evidencing those Elemental Shares must accompany this Letter of Transmittal.

BOX 1
DESCRIPTION OF ELEMENTAL SHARES DEPOSITED UNDER THE OFFER (Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the form below.)
Certificate or Holder Identification Number(s) (if available)	Name(s) in which Elemental Shares are Registered (please print and fill in exactly as name(s) appear(s) on Certificate(s) or DRS Advice)***	Total Number of Elemental Shares Represented by Certificate(s) or DRS Advice*	Number of Elemental Shares Deposited*

TOTAL:

SRP RIGHTS** (To be completed if necessary.)

Certificate or Holder Identification Number(s) (if available)	Name(s) in which Elemental Shares are Registered (please print and fill in exactly as name(s) appear(s) on Certificate(s) or DRS Advice)***	Total Number of SRP Rights Represented by Certificate(s) or DRS Advice*	Number of Deposited SRP Rights*

TOTAL:

(If space is not sufficient, please attach a list in the above form.) A certificate number does not need to be provided if the Elemental Shares Deposited are represented by a DRS Advice.

☐ Some or all of my Elemental Share certificates have been lost, stolen or destroyed. Please review Instruction #11 for the procedure lost or destroyed certificates. (Check box if applicable)

*	Unless otherwise indicated, the total number of Elemental Shares and SRP Rights evidenced by all Certificates and DRS Advices delivered will be deemed to have been deposited. See Instruction 7 of this Letter of Transmittal, “Partial Deposits”.

**	The following procedures must be followed in order to effect the valid delivery of Certificates representing SRP Rights, or such other written document (including without limitation a Direct Registration System statement or other book-entry confirmation) evidencing registered ownership of the SRP Rights (“Rights Certificates”). If the Separation Time does not occur prior to the Expiry Time, a deposit of Elemental Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by Elemental to the Shareholders prior to the time that the undersigned’s Elemental Shares are deposited pursuant to the Offer, in order for the Elemental Shares to be validly deposited, Rights Certificates(s) representing SRP Rights at least equal in number to the number of Elemental Shares deposited must be delivered with this Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Elemental Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below and in the Offer to Purchase and Circular. See Instruction 2, “Procedure for Guaranteed Delivery”. In any case, a deposit of Elemental Shares constitutes an agreement by the signatory to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Elemental Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office in Toronto, Ontario as specified in this Letter of Transmittal at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up the Elemental Shares for payment pursuant to the Offer, Rights Certificate(s) from a Shareholder representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the number of Elemental Shares deposited by the undersigned.

***	If Elemental Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different Registered Common Shareholder.

The undersigned hereby acknowledges receipt of the Offer to Purchase and Circular and acknowledges that there will be a binding agreement between the undersigned and the Offeror effective immediately following the time at which the Offeror takes up the Deposited Shares in accordance with the terms and subject to the conditions set forth in the Offer to Purchase. The undersigned represents and warrants that:

(a)	the undersigned has received the Offer to Purchase and Circular;

(b)	the undersigned has full power and authority to deposit, sell, assign and transfer the Deposited Shares and all rights and benefits arising from such Deposited Shares, including, without limitation, any Distributions, to the Offeror;

(c)	the undersigned has good title to and is the beneficial owner of the Deposited Shares and any Distributions deposited under the Offer;

(d)	the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares or Distributions to any other person;

(e)	the deposit of the Deposited Shares and Distributions complies with applicable Laws;

(f)	all information inserted by the undersigned in this Letter of Transmittal is accurate and complete;

(g)	the Deposited Shares and any Distributions taken up and paid for by the Offeror under the Offer shall be transferred by the Shareholder and good title thereto shall be acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including, without limitation, the right to any and all dividends, Distributions, payments, securities, property, rights, assets or other interests which may be accrued, declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the Elemental Shares, whether or not separated from the Elemental Shares.

These representations and warranties will survive the completion of the Offer.

IN CONSIDERATION OF THE OFFER AND FOR VALUE RECEIVED, upon the terms and subject to the conditions set forth in the Offer to Purchase and in this Letter of Transmittal, subject only to the withdrawal rights set out in the Offer to Purchase, the undersigned irrevocably accepts the Offer for and in respect of the Elemental Shares and delivers to the Offeror the enclosed Elemental Share Certificate(s) or DRS Advice(s), if applicable, and Rights Certificate(s), if applicable, representing the Deposited Shares and the SRP Rights, and, on and subject to the terms and conditions set forth in the Offer to Purchase, deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Deposited Shares, and in and to all rights and benefits arising from such Deposited Shares, including, without limitation, the SRP Rights, whether or not separated from the Elemental Shares, any and all Distributions.

The undersigned acknowledges that under certain circumstances the Offeror may, among other things, (a) vary, extend or terminate the Offer where permitted by applicable Law (see Section 5 of the Offer to Purchase, “Extension, Variation or Change in the Offer”), or (b) make such adjustments as it considers appropriate to the Offer Consideration and other terms of the Offer to reflect any changes on or after the date of the Offer in the Elemental Shares or Elemental’s capitalization (see Section 9 of the Offer to Purchase, “Changes in Capitalization; Adjustments; Liens”). In addition, the undersigned acknowledges that if, on or after the date of the Offer, Elemental should divide, combine, reclassify, consolidate, convert or otherwise change any of the Elemental Shares or its capitalization, issue any Elemental Shares, or issue, grant or sell any securities convertible into Elemental Shares, or disclose that it has taken or intends to take any such action, then the Offeror, in its sole discretion and without prejudice to its rights in Section 4 of the Offer to Purchase, “Conditions of the Offer”, may make such adjustments as it considers appropriate to the Offer Consideration and the other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the consideration payable therefor) to reflect that division, combination, reclassification, consolidation, conversion, issuance, grant, sale or other change.

If, on or after the date of the Offer, Elemental should declare, set aside or pay any dividend or declare, make or pay any other Distribution or payment on, or declare, allot, reserve or issue any securities, rights or other interests with respect to any Elemental Share which is or are payable or distributable to Shareholders on a record date that is prior to the date of transfer into the name of the Offeror or its nominee or transferee on the register of Shareholders maintained by or on behalf of Elemental in respect of Elemental Shares accepted for purchase under the Offer, then (and without prejudice to its rights in Section 4 of the Offer to Purchase, “Conditions of the Offer”): any such dividend, distribution or payment of securities, property, rights, assets or other interests will be received and held by the depositing Shareholder for the account of the Offeror and will be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution or payment of securities, property, rights, assets or other interests and may withhold the entire Offer Consideration payable by the Offeror under the Offer or deduct from the Offer Consideration payable by the Offeror under the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

If the Separation Time does not occur prior to the Expiry Time, a deposit of Elemental Shares will also constitute a deposit of the associated SRP Rights. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are distributed by Elemental to the Shareholders prior to the time that the holder’s Elemental Shares are deposited pursuant to the Offer, in order for the Elemental Shares to be validly deposited, Rights Certificates(s) representing SRP Rights at least equal in number to the number of Elemental Shares deposited must be delivered with this Letter of Transmittal or, if available, a Book-Entry Confirmation, to the Depositary. If the Separation Time occurs prior to the Expiry Time and Rights Certificates are not distributed by the time that a Shareholder deposits its Elemental Shares pursuant to the Offer, the Shareholder may deposit its SRP Rights before receiving Rights Certificate(s) by using the guaranteed delivery procedure described below. See Instruction 2, “Procedure for Guaranteed Delivery”.

In any case, a deposit of Elemental Shares constitutes an agreement by the abovesigned to deliver Rights Certificate(s) representing SRP Rights at least equal in number to the number of Elemental Shares deposited pursuant to the Offer or, if available, a Book-Entry Confirmation, to the Depositary at its office in Toronto, Ontario as specified in this Letter of Transmittal at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the date, if any, that Rights Certificate(s) are distributed. The Offeror reserves the right to require, if the Separation Time occurs prior to the Expiry Time, that the Depositary receive, prior to taking-up the Elemental Shares for payment pursuant to the Offer, Rights Certificate(s) from a Shareholder representing SRP Rights or, if available, a Book-Entry Confirmation at least equal in number to the number of Elemental Shares deposited by the undersigned.

The undersigned irrevocably appoints each director and officer of the Offeror and any other person designated by the Offeror in writing as the true and lawful agent, attorney and attorney-in-fact and proxy of the holder of the Deposited Shares deposited under the Offer and purchased by the Offeror (the “Purchased Shares”) and with respect to any and all Distributions thereon which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Purchased Shares or any of them after the date of the Offer except as otherwise indicated in Section 9 of the Offer to Purchase, “Changes in Capitalization; Adjustments; Liens”. Such power of attorney shall be effective on and after the date that the Offeror takes up and pays for the Purchased Shares, with full power of substitution and resubstitution (such powers of attorney, being coupled with an interest, being irrevocable), to in the name of and on behalf of such Shareholder:

(a)	to register or record the transfer and/or cancellation of such Purchased Shares and Distributions, to the extent consisting of securities, on the appropriate securities registers maintained by or on behalf of Elemental;

(b)

for so long as any such Purchased Shares and Distributions are registered or recorded in the name of such Shareholder, to exercise any and all rights of such Shareholder including, without limitation, the right to vote, to execute and deliver (provided the same is not contrary to applicable Laws), as and when requested by the Offeror, any and all instruments of proxy, authorizations, resolutions or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Shares and Distributions, to revoke any such instruments, authorizations, resolutions or consents given prior to or after the date that the Offeror takes up and pays for the Purchased Shares and Distributions and to designate in any such instruments, authorizations, resolutions or consents any person or persons as the proxyholder of such Shareholder in respect of such Purchased Shares and Distributions for all purposes including, without limitation, in connection with any meeting or meetings (whether annual, special or otherwise, or any adjournments thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Elemental;

(c)	to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distributions payable to or to the order of, or endorsed in favour of, such Shareholder;

(d)	to exercise any other rights of a Shareholder with respect to such Purchased Shares and Distributions; and

(e)	to execute all such further and other documents, transfers or other assurances as may be necessary or desirable in the sole judgment of the Offeror to effectively convey such Purchased Shares and Distributions to the Offeror.

The undersigned accepts the Offer to Purchase under the terms of this Letter of Transmittal (including by book-entry transfer) and revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Deposited Shares or any Distributions. The undersigned agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Shares or any Distributions by or on behalf of the depositing Shareholder unless the Deposited Shares are not taken up and paid for under the Offer or are withdrawn in accordance with Section 7 of the Offer to Purchase, “Right to Withdraw Deposited Shares”.

The undersigned agrees not to vote any of the Purchased Shares or Distributions at any meeting (whether annual, special or otherwise, or any adjournment thereof, including, without limitation, any meeting to consider a Subsequent Acquisition Transaction) of holders of securities of Elemental and, except as may otherwise by agreed with the Offeror, not to exercise any of the other rights or privileges attached to the Purchased Shares or Distributions, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents, in form and on terms satisfactory to the Offeror, in respect of the Purchased Shares, and to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy or the proxy nominee(s) of the holder of the Purchased Shares or Distributions. Upon such appointment, all prior proxies and other authorizations (including, without limitation, all appointments of any agent, attorney or attorney-in-fact) or consents given by the holder of such Purchased Shares or Distributions with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

The undersigned covenants and agrees to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Shares or Distributions to the Offeror. The undersigned acknowledges that all authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal is, to the extent permitted by applicable Law, irrevocable and may be exercised during any subsequent legal incapacity of the undersigned and shall, to the extent permitted by applicable Law, survive the death or incapacity, bankruptcy or insolvency of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase and Circular, the deposit of Elemental Shares and SRP Rights, as applicable, under the Offer and this Letter of Transmittal is irrevocable.

The Depositary will act as the agent of persons who have deposited Elemental Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Elemental Shares under the Offer.

No Certificates representing fractional Gold Royalty Shares shall be issued under the Offer. Where the aggregate number of Gold Royalty Shares to be issued to a Shareholder would result in a fraction of a Gold Royalty Share being issuable, the number of Gold Royalty Shares to be received by such Shareholder will be rounded down to the nearest whole number.

Settlement with each Shareholder who has deposited (and not withdrawn) Elemental Shares under the Offer will be made by the Depositary delivering or causing to be delivered Certificate(s) (if requested in Block D), DRS Advice(s) or by book-entry transfer, if applicable, representing Gold Royalty Shares in the amount to which the person depositing Elemental Shares is entitled. Unless otherwise directed by this Letter of Transmittal, the Certificate(s) (if requested in Block D) or DRS Advice(s) representing Gold Royalty Shares will be issued in the name of the registered holder of the Deposited Shares so deposited. Unless the person depositing the Elemental Shares instructs the Depositary to hold the Certificate(s) (if requested in Block D) or DRS Advice(s) for pick-up by checking the appropriate box in this Letter of Transmittal (Block C), the Certificate(s) (if requested in Block D) or DRS Advice(s) will be forwarded by first-class mail to such person at the address specified in this Letter of Transmittal. If no such address is specified, the Certificate(s) (if requested in Block D) or DRS Advice(s) will be sent to the address of the registered holder of Elemental Shares as shown on the securities register maintained by or on behalf of Elemental. Certificate(s) (if requested in Block D) or DRS Advice(s) representing Gold Royalty Shares mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Laws, the Offeror may, in certain circumstances, be required to make withholdings from the Offer Consideration otherwise payable to a Shareholder.

The undersigned acknowledges that the Offeror has no obligation pursuant to the instructions given below to transfer any Elemental Shares deposited under the Offer from the name of the registered holder thereof if the Offeror does not purchase any of the Deposited Shares. Any Deposited Shares that are not taken up and paid for by the Offeror pursuant to the terms and conditions of the Offer for any reason will be returned, at the Offeror’s expense, to the depositing Shareholder as soon as practicable after the Expiry Time or withdrawal of the Offer, by either: (a) sending Certificates or DRS Advices representing the Elemental Shares not purchased by first-class insured mail to the address of the depositing Shareholder specified in this Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the securities register maintained by or on behalf of Elemental; or (b) in the case of Elemental Shares deposited by book-entry transfer pursuant to the procedures set out in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”, such Elemental Shares will be credited to the depositing Shareholder’s account maintained with CDS or DTC, as applicable, from which such book-entry transfer was made.

The undersigned agrees that all questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of Deposited Shares will be determined by the Offeror in its sole discretion and that such determination shall be final and binding. In addition, the undersigned acknowledges that: (a) the Offeror reserves the absolute right to reject any and all deposits of Elemental Shares which it determines not to be in proper form or which may be unlawful to accept under the applicable Laws of any jurisdiction, (b) the Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Elemental Shares, (c) there shall be no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice, (d) the Offeror’s interpretation of the terms and conditions of the Offer, the Offer to Purchase and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery, if applicable, and any other related documents will be final and binding, and (e) the Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth in the Offer to Purchase and Circular.

The undersigned also understands and acknowledges that under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Elemental Shares on the purchase price of Elemental Shares purchased by the Offeror, regardless of any delay in making such payment.

Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Elemental Shares directly with the Depositary to accept the Offer. However, an investment advisor, stock broker, bank, trust company or other intermediary through whom a Shareholder owns Elemental Shares may charge a fee to tender any such Elemental Shares on behalf of the Shareholder. Shareholders should consult with their investment advisor, stock broker, bank, trust company or other intermediary to determine whether any charges will apply.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Offer as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné est réputé avoir requis que tout contrat attesté par l’offre et son acceptation par cette lettre d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

SHAREHOLDER INFORMATION AND INSTRUCTIONS

Before signing this Letter of Transmittal, please review carefully and complete the following boxes, as appropriate.

BLOCK A REGISTRATION AND PAYMENT INSTRUCTIONS (See Instruction 3) ISSUE GOLD ROYALTY SHARES, IN THE NAME OF: (please print or type)	BLOCK B DELIVERY INSTRUCTIONS (See Instruction 6) SEND GOLD ROYALTY SHARES (unless BLOCK C is checked) TO: (please print or type) ☐ Same as address in Block A or to:

(Name)	(Name)

(Street Address and Number)	(Street Address and Number)

(City and Province/State)	(City and Province/State)

(Country and Postal/Zip Code)	(Country and Postal/Zip Code)

(Telephone – Business Hours)	(Telephone – Business Hours)

(Tax Identification or Social Insurance or Business or Social Security Number)

(E-mail Address)	(E-mail Address)
*** The delivery instructions given in Box A or Box B will also be used to return Elemental Share Certificates or email scanned DRS Advice(s) if required for any reason. See Instruction 6 “Delivery Instructions”.

BLOCK C
SPECIAL PICK-UP INSTRUCTIONS

☐ HOLD GOLD ROYALTY SHARES FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED. (CHECK BOX)

BLOCK D
SHARE CERTIFICATE REQUEST

☐ CHECK HERE IF YOU ELECT TO RECEIVE GOLD ROYALTY SHARES IN CERTIFICATED FORM.

BLOCK E
STATUS AS CANADIAN RESIDENT SHAREHOLDER
TO BE COMPLETED BY ALL SHAREHOLDERS BY SELECTING ONE BOX BELOW

Indicate whether you are a resident of Canada for tax purposes.

☐ The undersigned represents that it is a resident of Canada for Canadian tax purposes; OR
☐ The undersigned represents that it is NOT a resident of Canada for Canadian tax purposes

A Shareholder who does not check either of the boxes above will be deemed to be a person that is NOT a resident of Canada for Canadian tax purposes.

STATUS AS U.S. SHAREHOLDER TO BE COMPLETED BY ALL SHAREHOLDERS BY SELECTING ONE BOX BELOW (See Instruction 9)

Indicate whether you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder.

☐	The person signing on Block H represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.
☐	The person signing on Block H is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

A “U.S. Shareholder” is any holder of Elemental Shares that is either (A) providing an address in Block A or B that is located within the United States or any territory or possession thereof or (B) a U.S. person for U.S. federal income tax purposes. A Shareholder is a U.S. person for U.S. federal income tax purposes if the Shareholder is: (A) an individual citizen or resident alien of the United States as determined for U.S. federal income tax purposes; (B) any entity classified as a corporation or partnership for U.S. federal income tax purposes, that is created or organized in or under the Laws of the U.S. or any state in the U.S., including the District of Columbia; (C) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (D) a trust if: (i) it has validly elected to be treated as a U.S. person for U.S. federal income tax purposes; or (ii) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust.

To avoid possible U.S. backup withholding, if you are a U.S. Shareholder or acting on behalf of a U.S. Shareholder, you must duly complete and timely return to the Depositary the enclosed IRS Form W-9 (attached to this Letter of Transmittal) or, the appropriate IRS Form W-8. You can find more information in Instruction 9, “Important Tax Information For U.S. Shareholders”.

BLOCK F

 DEPOSIT PURSUANT TO NOTICE OF GUARANTEED DELIVERY

☐	CHECK HERE IF ELEMENTAL SHARES ARE BEING DEPOSITED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY AND COMPLETE THE FOLLOWING: (please print or type)

Name of Registered Holder:

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution which Guaranteed Delivery:

BLOCK G

DEALER OR BROKER SOLICITING ACCEPTANCE OFFER

(See Instruction 8)

The owner signing this Letter of Transmittal represents that the dealer or broker who solicited and obtained this deposit is: (please print or type)

(Firm)	(Registered Representative)	(Telephone Number)
☐ CHECK HERE IF LIST OF BENEFICIAL HOLDERS IS ATTACHED

BLOCK H

SHAREHOLDER SIGNATURE AND SIGNATURE GUARANTEE

By signing below, the undersigned expressly agrees to the terms and conditions set forth in this Letter of Transmittal.

This Letter of Transmittal must be signed below by the registered Shareholder(s) exactly as the name(s) of the registered holder(s) appear(s) on the Certificate(s) or DRS Advice(s) representing the Deposited Shares or on a security position listing or by person(s) authorized to become registered holder(s) by Certificate(s) and DRS Advice(s) and documents transmitted herewith, or, pursuant to Instruction 5, by a fiduciary or authorized representative.

Signature guaranteed by (if required under Instruction 3):	Dated:

Authorized Signature of Guarantor	Signature of Shareholder or Authorized Representative (see Instructions 3 and 5)

Name of Guarantor (please print or type)	Name of Shareholder or Authorized Representative (please print or type)

Address of Guarantor (please print or type)	Daytime telephone number and facsimile number of Shareholder or Authorized Representative

Tax Identification or Social Insurance or Social Security Number or Business Number

Address of Shareholder

E-mail Address of Shareholder

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	This Letter of Transmittal, properly completed and duly executed, with the signature(s) guaranteed if required by Instruction 3 below, together with accompanying Certificate(s) or DRS Advice(s) representing the Deposited Shares (or, in the case of a book-entry transfer established through CDS or DTC, a book-entry confirmation with respect to the Deposited Shares in lieu of a Letter of Transmittal, with respect thereto) and all other documents required by the terms of the Offer and this Letter of Transmittal must be physically received by the Depositary at its office specified on the back page of this Letter of Transmittal at or prior to 5:00 p.m. (Toronto time) on April 27, 2022, the Expiry Time, unless the Offer is abridged, extended or withdrawn or unless the procedure for guaranteed delivery set out in Instruction 2 below is used.

(b)	The method used to deliver this Letter of Transmittal, any accompanying Certificate(s) (“Certificate” means any physical certificate, or rights certificate, of Elemental) or DRS Advices (or similar documents evidencing the electronic registration of ownership of Elemental Shares or SRP Rights) representing Elemental Shares (or any book-entry confirmation, as applicable), (and, if applicable, the Rights Certificates) and all other required documents is at the option and risk of the depositing Shareholder. The Offeror recommends that these documents be delivered by courier to the Depositary or, if mailed, that registered mail, properly insured, be used with an acknowledgement of receipt requested. It is recommended that any such mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary at or prior to the Expiry Time. Delivery will only be effective upon actual receipt by the Depositary at its office as specified on the back page hereof. Delivery by scan or facsimile is only acceptable if accompanied by DRS Advice(s)/Statements where there is no change in registration or address.

A Letter of Transmittal is not to be used by non-registered Shareholders. Most holders of Elemental Shares are non-registered Shareholders because the Elemental Shares they beneficially own are not registered in their names, but are instead registered in the name of an investment dealer, bank, trust company or other intermediary. Shareholders whose Elemental Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact such nominee for assistance if they wish to accept the Offer in order to take the necessary steps to be able to deposit such Elemental Shares under the Offer. Intermediaries likely have established tendering cut-off times that are prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

Shareholders can also accept the Offer by following the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase, “Manner of Acceptance — Acceptance by Book-Entry Transfer”. A Shareholder accepting the Offer by following the procedures for book-entry transfer does not need to use this Letter of Transmittal. Shareholders who accept the Offer through a CDS book-entry transfer will be deemed to have completed and submitted a Letter of Transmittal and be bound by the terms hereof. Accordingly, where Elemental Shares are deposited by book-entry transfer without delivery of an executed Letter of Transmittal, unless the context otherwise requires, references herein to the “undersigned” and “abovesigned” are to the person on whose behalf that book-entry transfer is made (notwithstanding that such person has not executed this Letter of Transmittal).

Shareholders may also accept the Offer by following the procedures for book-entry transfer established by DTC, as described below. The Depositary has established an account at DTC for the purpose of the Offer. Any financial institution that is a participant in DTC may cause DTC to make a book-entry transfer of a Shareholder’s Elemental Shares into the Depositary’s account in accordance with DTC’s procedures for such transfer. However, although delivery of Elemental Shares may be effected through book-entry transfer at DTC, an Agent’s Message (defined below) in respect thereof, must, in any case, be received by the Depositary, at its office specified in the Letter of Transmittal at or prior to the Expiry Time. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Depositary. Shareholders participating in the Offer through the procedure for book entry transfers established by DTC must make sure such documents or Agent’s Message are received by the Depositary at or prior to the Expiry Time.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the participant in DTC depositing the Elemental Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal as if executed by such participant and that the Offeror may enforce such agreement against such participant.

2.	Procedure for Guaranteed Delivery

If a Shareholder wishes to accept the Offer and deposit Elemental Shares under the Offer and (i) the Certificate(s) representing such Elemental Shares is (are) not immediately available, (ii) the Shareholder cannot complete the procedure for book- entry transfer of such Elemental Shares on a timely basis, or (iii) the Certificate(s) or DRS Advice(s) and all other required documents cannot be delivered to the Depositary at or prior to the Expiry Time, those Elemental Shares may nevertheless be deposited under the Offer, provided that all of the following conditions are met:

(a)	such deposit is made by or through an Eligible Institution (as defined below);

(b)

a properly completed and duly executed Notice of Guaranteed Delivery (printed on PINK paper) in the form accompanying the Offer to Purchase and Circular or a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary before the Expiry Time at its office listed on the Notice of Guaranteed Delivery. Non-registered Shareholders through their respective CDS Participants, who cannot complete the procedure for book-entry transfer may also have the option of tendering the Notice of Guaranteed Delivery through CDSX Online LOG option (the “LOG”). Notices of tenders through the LOG option in CDS are deemed to have completed the Notice of Guaranteed Delivery and such instructions are considered valid within the terms of the Offer, if received by the Depositary before the Expiry Time through CDSX. There is no need to complete a Notice of Guaranteed Delivery (printed on PINK) paper for such deposits.;

(c)	the Certificate(s) or DRS Advice representing all Deposited Shares, in proper form for transfer, and, if the Separation Time has occurred prior to the Expiry Time and Rights Certificates have been distributed to Shareholders prior to the Expiry Time, the Rights Certificate(s) representing the SRP Rights, together with this Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in this Letter of Transmittal (including signature guarantee if required), or, in the case of a book-entry transfer, including book-entry transfers in fulfillment of notices of tenders through the LOG option, a Book-Entry Confirmation with respect to such Deposited Shares and, in the case of DTC accounts, a Letter of Transmittal, or a manually executed facsimile thereof, properly completed and duly executed (including signature guarantee, if required), or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the terms of the Offer and this Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in this Letter of Transmittal at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the Expiry Time. For greater certainty, the LOG options are fulfilled ONLY by book-entry transfers through CDS, which are considered valid if received by the Depositary in its CDS account established for the Offer at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the Expiry Time. and

(d)	in the case of SRP Rights where the Separation Time has occurred prior to the Expiry Time, but Rights Certificates have not been distributed to the Shareholders prior to the Expiry Time, the Rights Certificate(s) representing all deposited SRP Rights, together with this Letter of Transmittal or a manually executed facsimile thereof, properly completed and duly executed as required by the instructions set out in this Letter of Transmittal (including signature guarantee if required) or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such deposited SRP Rights and, in the case of DTC accounts, a Letter of Transmittal, or a manually executed facsimile thereof, properly completed an duly executed (including signature guarantee, if required), or an Agent’s Message in lieu of a Letter of Transmittal, and all other documents required by the terms of the Offer and this Letter of Transmittal, are received by the Depositary at its office in Toronto, Ontario specified in this Letter of Transmittal at or prior to 5:00pm (Toronto time) on the second trading day on the TSX-V after the date, if any, that Rights Certificates are distributed to Shareholders.

The Notice of Guaranteed Delivery, except through the use of the LOG option must be delivered by courier, transmitted by facsimile, e-mail or mailed to the Depositary at its office specified in the Notice of Guaranteed Delivery at or prior to the Expiry Time and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and all other required documents to an address or transmission by facsimile or e-mail to a facsimile number or e-mail address other than those specified in the Notice of Guaranteed Delivery does not constitute delivery for purposes of satisfying a guaranteed delivery.

An “Eligible Institution” means a Canadian Schedule 1 chartered bank or an eligible guarantor institution with membership in an approved Medallion signature guarantee program, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and/or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in Canada or the United States.

3.	Signatures

This Letter of Transmittal must be completed and executed by the Shareholder accepting the Offer described above or by such Shareholder’s duly authorized representative (in accordance with Instruction 5).

No signature guarantee is required on this Letter of Transmittal if:

(a)	this Letter of Transmittal is signed by the registered holder(s) of the accompanying Certificate(s) exactly as the name(s) of the registered holder(s) appears on the Certificate(s), without any change whatsoever, and the Certificate(s) or DRS Advice(s) for Gold Royalty Shares issuable under the Offer, are to be issued and delivered directly to such registered holder(s); or

(b)	Elemental Shares are deposited for the account of an Eligible Institution.

If any Deposited Shares are owned of record by two or more joint holders, all such holders must sign this Letter of Transmittal.

If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Deposited Shares, or if the Certificate(s) or DRS Advice(s) representing Gold Royalty Shares are to be issued or delivered to a person other than the registered holder(s), or if the Certificate(s) representing Elemental Shares in respect of which the Offer is not being accepted is (are) to be returned to a person other than such registered holder(s) or sent to an address other than the address of the registered holder(s) shown on the securities register maintained by or on behalf of Elemental:

(a)	the accompanying Certificate(s) must be endorsed or accompanied by an appropriate share transfer power of attorney, in either case, duly and properly completed by the registered holder(s);

(b)	the signature(s) on the endorsement panel or share transfer power of attorney must correspond exactly to the name(s) of the registered holder(s) as registered or as appearing on the Certificate(s); and

(c)	such signature(s) must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

4.	Guarantee of Signatures

If this Letter of Transmittal is executed by a person other than the registered holder(s) of the Elemental Share Certificate(s) deposited herewith or in the circumstances set out in Instruction 3, such signatures must be guaranteed by an Eligible Institution, or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

5.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal or any Certificate(s) or share transfer power of attorney is executed by a person acting as an executor, administrator, trustee, guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative or fiduciary capacity, such person should so indicate when signing and this Letter of Transmittal must be accompanied by satisfactory evidence of such person’s authority to act. Either of the Offeror or the Depositary, at its sole discretion, may require additional evidence of authority or additional documentation.

6.	Delivery Instructions

If any Certificate(s) or DRS Advice(s) representing Gold Royalty Shares is (are) to be sent to or, in respect of partial deposits of Certificate(s) representing Elemental Shares are to be returned to, someone at an address other than the address of the Shareholder as it appears in Block A on this Letter of Transmittal, entitled “Registration and Payment Instructions”, then Block B on this Letter of Transmittal, entitled “Delivery Instructions”, should also be completed. If Block B is not completed, any Certificate(s) or DRS Advice(s) representing Gold Royalty Shares will be mailed to the depositing Shareholder at the address of such Shareholder as it appears in Block A or, if no address is provided in Block A, then they will be mailed to the address of such Shareholder as it appears on the securities register maintained by or on behalf of Elemental. Any Certificate(s) or DRS Advice(s) representing Gold Royalty Shares mailed in accordance with the terms of the Offer and this Letter of Transmittal will be deemed to be delivered at the time of mailing.

7.	Partial Deposits

If less than the total number of Elemental Shares evidenced by any Certificate(s) submitted is to be deposited, fill in the number of Elemental Shares to be deposited in the appropriate space in Box 1 entitled “Description of Elemental Shares Deposited Under the Offer” on this Letter of Transmittal. In such case, new Certificate(s) or DRS Advice(s) for the number of Elemental Shares not deposited will be sent to the registered holder unless otherwise provided as soon as practicable after the Expiry Time. The total number of Elemental Shares evidenced by all Certificate(s) or DRS Advice(s) delivered will be deemed to have been deposited under the Offer unless otherwise indicated. Note that this Instruction is not applicable to Shareholders who deposit their Elemental Shares by book-entry transfer.

8.	Solicitation

The Offeror may, in its sole discretion, retain the services of a dealer manager to form and manage a soliciting dealer group to solicit acceptances of the Offer on terms and conditions, including the payment of fees and reimbursement of expenses, as are customary in a retainer agreement for such services. The Offeror expects that if a dealer manager is engaged and/or a soliciting dealer group is formed, then the Offeror will provide notice of such event by press release and/or such other means as the Offeror may determine. Investment advisors or registered representatives employed by soliciting dealers, if any, may solicit their clients to tender their Elemental Shares to the Offer.

Identify the investment dealer or broker, if any, who solicited acceptance of the Offer by completing Block G on this Letter of Transmittal, entitled “Dealer or Broker Soliciting Acceptance of the Offer”, and present a list of beneficial holders, if applicable.

9.	Important Tax Information for U.S. Shareholders

U.S. federal income tax law requires a U.S. Shareholder (as defined above in Block E) who receives cash payments pursuant to the purchase of his, her or its Elemental Shares by the Offeror pursuant to the Offer to provide the Depositary with his, her or its correct Taxpayer Identification Number (“TIN”), which, in the case of a U.S. Shareholder who is an individual, is generally the individual’s social security number. If the Depositary is not provided with the correct TIN or an adequate basis for an exemption, as the case may be, such U.S. Shareholder may be subject to penalties imposed by the IRS and backup withholding.

In general, to prevent backup withholding, each U.S. Shareholder that is a U.S. person (as defined above in Block E) must provide the Depositary with his, her or its correct TIN by duly completing the enclosed IRS Form W-9 in accordance with the instructions attached thereto, which requires such U.S. Shareholder to certify under penalty of perjury: (a) that the TIN provided is correct (or that such U.S. Shareholder is awaiting a TIN); (b) that either (i) the U.S. Shareholder is exempt from backup withholding; (ii) the U.S. Shareholder has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified the U.S. Shareholder that it is no longer subject to backup withholding; (c) that the U.S. Shareholder is a U.S. person (as defined above in Block E); and (d) that the FATCA code(s) entered on the form (if any) indicating that the U.S. Shareholder is exempt from FATCA reporting is correct.

Generally, certain exempt holders are not subject to backup withholding. To prevent possible erroneous backup withholding, an exempt holder must enter his, her or its correct TIN in Part I of the enclosed IRS Form W-9, provide the applicable codes in the box labelled “Exemptions”, and sign and date the form. For more details, see the enclosed IRS Form W-9.

If a U.S. Shareholder that is a U.S. person does not have a TIN, such U.S. Shareholder should: (a) consult the enclosed IRS Form W-9 for instructions as to how to apply for a TIN; (b) write “Applied For” in the space for the TIN in Part I of the enclosed IRS Form W-9; and (c) sign and date the enclosed IRS Form W-9. The Depositary may withhold on all payments made prior to the time a properly certified TIN is provided to it. A U.S. Shareholder who writes “Applied For” in Part I of the enclosed IRS Form W-9 should furnish the Depositary with such U.S. Shareholder’s TIN as soon as it is received. In such case, the Depositary will withhold on any payment made to such U.S. Shareholder prior to the time a properly certified TIN is provided to the Depositary.

If the enclosed IRS Form W-9 is not applicable to a U.S. Shareholder because such U.S. Shareholder is not a U.S. person for United States federal tax purposes, such U.S. Shareholder will instead need to submit an appropriate and properly completed IRS Form W-8, signed under penalty of perjury, to avoid backup withholding. An appropriate IRS Form W-8 may be obtained from the Depositary. Such forms are also available on the IRS website at www.irs.gov.

Backup withholding is not an additional U.S. federal income tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such U.S. Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE AND TIMELY SUBMIT THE ENCLOSED IRS FORM W-9 OR, WHERE APPLICABLE, THE APPROPRIATE IRS FORM W- 8, MAY BE SUBJECT TO BACKUP WITHHOLDING ON ANY CASH PAYMENT MADE TO SUCH U.S. SHAREHOLDER PURSUANT TO THE OFFER AND MAY BE SUBJECT TO PENALTIES.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO (A) THE APPLICABILITY OF THE BACKUP WITHHOLDING AND INFORMATION REPORTING REQUIREMENTS TO THEM AND (B) THE PROPER COMPLETION OF ENCLOSED IRS FORM W- 9 OR THE APPROPRIATE IRS FORM W-8.

10.	Miscellaneous

(a)	If the space in Box 1 (and Box 2, if applicable) of this Letter of Transmittal is insufficient to list all Certificate(s) for Elemental Shares or SRP Rights, additional Certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”), a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted and no fractional Elemental Shares will be purchased. All depositing Shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of Deposited Shares for payment, except as required by applicable Laws.

(d)	The Offer and all contracts resulting from acceptance thereof shall be governed by, and be construed in accordance with, the Laws of the Province of British Columbia and the Laws of Canada applicable therein. Each party to a contract resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia and all courts competent to hear appeals therefrom.

(e)	The Offeror will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of the Elemental Shares under the Offer except as otherwise set out in the accompanying Offer to Purchase and Circular, provided that the Offeror may make other arrangements with soliciting dealers and/or information agents outside of Canada.

(f)	Before completing this Letter of Transmittal, you are urged to read the accompanying Offer to Purchase and Circular.

(g)	All questions as to the validity, form, eligibility (including, without limitation, timely receipt) and acceptance of any Elemental Shares deposited under the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may be unlawful to accept under the applicable Laws of any jurisdiction. The Offeror reserves the absolute right to waive any defects or irregularities in the deposit of any Elemental Shares. There shall be no duty or obligation of the Offeror, the Depositary or any other person to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer, the Offer to Purchase and Circular, this Letter of Transmittal, the Notice of Guaranteed Delivery, if applicable, and any other related documents will be final and binding. The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out in the Offer to Purchase and Circular.

(h)	Additional copies of the Offer to Purchase and Circular, this Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained, without charge, upon request from the Information Agent and Depositary, at their respective office specified in this Letter of Transmittal, and are accessible on the Canadian Securities Administrators’ website at www.sedar.com and on the United States Securities and Exchange Commission website at www.sec.gov, or at www.goldroyalty.com/elemental-offer.

(i)	Deposits of Elemental Shares will not be accepted from or on behalf of Shareholders in any jurisdiction outside of Canada in which the acceptance of the Offer would not be in compliance with the laws of that jurisdiction.

11.	Lost Certificates

If a Certificate representing Elemental Shares has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss and providing your telephone number, to the Depositary at its office as specified in this Letter of Transmittal. The Depositary will forward such letter to Elemental’s registrar and transfer agent so that the registrar and transfer agent may provide replacement instructions. If a Certificate representing Elemental Shares has been lost, destroyed, mutilated or mislaid, the foregoing action must be taken sufficiently in advance of the Expiry Time in order to obtain a replacement Certificate in sufficient time to permit the Elemental Shares represented by the replacement Certificate to be deposited under the Offer prior to the Expiry Time.

12.	Privacy Notice

The Depositary is committed to protecting your personal information. In the course of providing services to you and its corporate clients, the Depositary receives non-public personal information about you from transactions performed by the Depositary for you, forms you send to the Depositary, other communications the Depositary has with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. the Depositary uses this to administer your account, to better serve your and its clients’ needs and for other lawful purposes relating to its services. Some of your information may be transferred to servicers in the U.S. for data processing and/or storage. the Depositary will use the information you are providing in order to process your request and will treat your signature(s) as your consent to us so doing.

13.	Assistance

Questions or requests for assistance in accepting the Offer, completing this Letter of Transmittal and depositing the Elemental Shares with the Depositary may be directed to the Information Agent and Depositary. Their contact details are provided on the back page of this Letter of Transmittal. Shareholders may also contact their brokers, dealers, commercial banks, trust companies or other intermediaries for assistance concerning the Offer.

The Information Agent and Depositary for the Offer is:

Laurel Hill Advisory Group

70 University Avenue, Suite 1440

Toronto, ON M5J 2M4

FOR INQUIRIES

North American Toll Free Phone:

1-877-452-7184

Outside of North America:

1-416-304-0211

E-mail:

assistance@laurelhill.com

FOR DEPOSITING SHARES

By E-mail:

elemental-offer@laurelhill.com

By Facsimile:

1-416-646-2415

By Mail:

PO Box 370 STN Adelaide Toronto, Ontario M5C 2J5 Canada

By Registered Mail or Courier:

70 University Avenue, Suite 1440 Toronto, Ontario M5J 2M4 Canada

Any questions or requests for assistance or additional copies of this Letter of Transmittal and the Offer to Purchase and Circular may be directed by the Shareholders to the Information Agent and Depositary as set out above.

To keep current with further developments and information about the Offer, visit www.goldroyalty.com/elemental-offer/.

Form **W-9**
(Rev. October 2018)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

▶ Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give Form to the requester. Do not send to the IRS.

Print or type. See **Specific Instructions** on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership) ▶ ________

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is **not** disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ▶

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ________

Exemption from FATCA reporting code (if any) ________

(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN,* later.

Note: If the account is in more than one name, see the instructions for line 1. Also see *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person ▶** **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9.*

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid)
- Form 1099-DIV (dividends, including those from stocks or mutual funds)
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)
- Form 1099-S (proceeds from real estate transactions)
- Form 1099-K (merchant card and third party network transactions)
- Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)
- Form 1099-C (canceled debt)
- Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, *later.*

Cat. No. 10231X Form **W-9** (Rev. 10-2018)

Form W-9 (Rev. 10-2018) Page **2**

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See *What is FATCA reporting,* later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See *Exempt payee code,* later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see *Special rules for partnerships,* earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code,* later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018) Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. **Sole proprietor or single-member LLC.** Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

c. **Partnership, LLC that is not a single-member LLC, C corporation, or S corporation.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. **Disregarded entity.** For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC
• LLC treated as a partnership for U.S. federal tax purposes, • LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or • LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities

3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a)

11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018) Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities

C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a)

J—A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester,* later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/Businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code,* earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 10-2018) Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships,* earlier.

***Note:** The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 10-2018) Page 6

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Visit *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.